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                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Experts" in the Statement of Additional Information and to the use of our report dated January 26, 1996 in the Statement of Additional Information in this Post Effective Amendment No. 9 to the Registration Statement (Form N-1A) (No. 33-52784) of Rembrandt Funds.


                                                  /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
February 26, 1996